Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On May 23, 2023, Global Net lease, Inc. (“GNL” or the “Company”), Global Net Lease Operating Partnership, L.P. (the “OP”), The Necessity Retail REIT, Inc., a Maryland corporation (“RTL”), The Necessity Retail REIT Operating Partnership, L.P., a Delaware limited partnership (“RTL OP”), Osmosis Sub I, LLC, a Maryland limited liability company and wholly-owned subsidiary of GNL (“REIT Merger Sub”), and Osmosis Sub II, LLC, a Delaware limited liability company and wholly-owned subsidiary of the OP (“OP Merger Sub”), entered into an Agreement and Plan of Merger (the “REIT Merger Agreement”). Subject to the terms and conditions of the REIT Merger Agreement, at the effective time of the merger (the “REIT Merger Effective Time”), RTL will merge with and into REIT Merger Sub, with REIT Merger Sub continuing as the surviving entity and a wholly-owned subsidiary of the Company (the “REIT Merger”), and OP Merger Sub will merge with and into RTL OP, with RTL OP continuing as the surviving entity (the “OP Merger,” and, together with the REIT Merger, the “Merger”).

In addition, conditioned on the completion of the REIT Merger, GNL also entered into an agreement to internalize the advisory and property management functions of GNL and RTL through the acquisition by GNL of the GNL Advisor, the GNL Property Manager, the RTL Advisor and the RTL Property Manager (collectively, the “Internalization Parties”), all of which are wholly-owned subsidiaries of AR Global Investments, LLC (“Advisor Parent”), through the merger of wholly-owned subsidiaries of GNL into the Internalization Parties (the “Internalization Merger” and, together with the REIT Merger and the OP Merger, the “Proposed Transactions”). The Proposed Transactions are conditional upon one another and accordingly are considered “related” and treated as a single transaction for accounting and reporting purposes.

The following unaudited pro forma condensed combined financial information has been prepared to illustrate the estimated effects of the Proposed Transactions, and the related financing transactions. The unaudited pro forma condensed combined financial information has been prepared by GNL in accordance with Article 11 of SEC Regulation S-X. The unaudited pro forma condensed combined financial information gives effect to the Proposed Transactions as follows:

•	The unaudited pro forma condensed combined balance sheet as of June 30, 2023 combines the historical consolidated balance sheets of GNL, RTL and the Internalization Parties, giving effect to the Proposed Transactions as if they had occurred on June 30, 2023.

•	The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2023 combine the historical operating results of GNL, RTL and the Internalization Parties, giving effect to the Proposed Transactions as if they had occurred on January 1, 2022.

•	The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022 combine the historical operating results of GNL, RTL (as adjusted for the effects of RTL’s acquisition of the CIM Portfolio - see below) and the Internalization Parties, giving effect to these transactions as if they had occurred on January 1, 2022.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022, described above, gives effect to the acquisition by RTL of 81 properties from certain subsidiaries of CIM Real Estate Finance Trust, Inc. (the “CIM Portfolio”), as if that acquisition had occurred on January 1, 2022. RTL acquired the CIM Portfolio in seven closings during the year ended December 31, 2022. See Note 2 — Basis of Presentation to the notes to the unaudited pro forma condensed combined financial information for additional information.

The pro forma condensed information is not necessarily indicative of what GNL’s financial position or results of operations actually would have been had the merger been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of GNL.

The Proposed Transactions are considered a single business combination and GNL will be treated as the acquirer for accounting purposes. The acquisition accounting is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final acquisition accounting will occur, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the company’s future results of operations and financial position.

Both GNL, RTL and certain of the Internalization Parties and their related parties were in litigation with Blackwells/Related Parties. On May 4, 2023, the various parties entered into a Cooperation and Release Agreement. In exchange for a release of all claims by the Blackwells/Related Parties, the Cooperation and Release Agreement, among other things, provides for (i) an expense reimbursement paid in cash to Blackwells of approximately $17.6 million (to be shared equally by GNL and RTL), (ii) the issuance of 495,000 shares of GNL Common Stock (which occurred on July 10, 2023), (iii) a Consulting Agreement with Blackwells whereby they may receive up to an additional 1.6 million shares of GNL Common Stock to be paid in monthly installments upon consummation of the Proposed Transactions and (iv) an indemnification of Blackwells not to exceed $10.0 million. The number of shares that would be issued under the Cooperation and Release Agreement would be reduced to 533,333 shares of GNL common stock (i.e., one-third of the maximum amount) in the event that the Proposed Transactions are terminated pursuant to the stockholders not approving the transactions, and to 1,066,667 shares of GNL common stock (i.e., two-thirds of the maximum amount) if the Proposed Transactions are terminated for any other reason. The financial impact of the Cooperation and Release Agreements is reflected in RTL’s quarterly period ended June 30, 2023 and in GNL’s quarterly period ended June 30, 2023 and will end when substantial services under the consulting arrangement are completed. As of June 30, 2023, RTL has expensed $8.8M related to (i) above, which consists of expense reimbursement of which there are no remaining future payments, within the Settlement Costs line item of the June 30, 2023 income statement. As of June 30, 2023, GNL has expensed the following within the Settlement Costs line item (1) $8.8 million related to (i) above, which consists of expense reimbursement of which there are no remaining future payments, (2) $4.9 million related to (ii) above, of which there are no anticipated future expenses and (3) $1.3 million related to (iii) above, the Consulting Agreement of which there are additional future costs expected to be incurred through the third quarter of 2023.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information is qualified in its entirety and should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements as well as the following documents:

•	The separate historical financial statements of GNL as of and for the year ended December 31, 2022 and the related notes included in GNL’s Annual Report on Form 10-K for the year ended December 31, 2022.
•	The separate historical financial statements of RTL as of and for the year ended December 31, 2022 and the related notes included in RTL’s Annual Report on Form 10-K for the year ended December 31, 2022.
•	RTL’s unaudited pro forma consolidated statement of operations for the year ended December 31, 2022 contained in RTL’s Current Report on Form 8-K filed February 27, 2023.
•	The separate historical financial statements of GNL as of and for the six months ended June 30, 2023 and the related notes included in GNL’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023.
•	The separate historical financial statements of RTL as of and for the six months ended June 30, 2023 and the related notes included in RTL’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.
•	The separate historical financial statements of the Internalization Parties as of and for the six months ended June 30, 2023, which is included in this filing.
•	The separate historical financial statements of the Internalization Parties as of and for the years ended December 31, 2022 and 2021, which is included in the joint prospectus/proxy statement relating to the REIT Merger and Internalization Merger filed with on Form S-4/A on July 17, 2023.
•	The Combined Statements of Revenues and Certain Expenses of the Acquired CIM Portfolio for the three months ended March 31, 2022, and for the year ended December 31, 2021, included in RTL’s Current Report on Form 8-K/A filed on June 24, 2022.

GLOBAL NET LEASE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2023

(In thousands, except share and per share amounts)

	HISTORICAL GNL	HISTORICAL RTL (as adjusted)	HISTORICAL INTERNALIZATION PARTIES	TRANSACTION ACCOUNTING ADJUSTMENTS		PRO FORMA GNL COMBINED
		(Note 2)		(Note 4)
ASSETS
Real estate investments, at cost:
Land	$505,202	$956,506	$—	$34,732	(a)	$1,496,440
Buildings, fixtures and improvements	3,347,831	3,378,560	—	(996,206)	(b)	5,730,185
Construction in progress	37,262	—	—	—		37,262
Acquired intangible lease assets	727,678	567,722	—	69,392	(c)	1,364,792
Total real estate investments, at cost	4,617,973	4,902,788	—	(892,082)		8,628,679
Less accumulated depreciation and amortization	(963,745)	(810,727)	—	810,727	(d)	(963,745)
Total real estate investments, net	3,654,228	4,092,061	—	(81,355)		7,664,934
Cash and cash equivalents	100,918	59,172	—	(94,525)	(e)	65,565
Restricted cash	4,268	23,373	—	—		27,641
Derivative assets, at fair value	27,649	—	—	—		27,649
Unbilled straight-line rent	77,444	59,890	—	(59,890)	(f)	77,444
Operating lease right-of-use asset	51,240	17,587	—	(4,726)	(g)	64,101
Prepaid expenses and other assets	50,453	55,476	36	—		105,965
Due from related parties	436	2,651	2,274	(3,201)	(h)	2,160
Deferred tax assets	2,584	—	—	—		2,584
Goodwill	21,556	—	—	80,614	(i)	102,170
Deferred financing costs and leasing commissions, net	11,100	25,050	—	(25,050)	(j)	11,100
Total Assets	$4,001,876	$4,335,260	$2,310	$(188,133)		$8,151,313

LIABILITIES AND EQUITY
Mortgage notes payable, net	$995,184	$1,553,688	$—	$(135,422)	(k)	$2,413,450
Revolving credit facility	1,038,502	604,000	—	—	(l)	1,642,502
Senior notes, net	493,810	492,987	—	(107,987)	(m)	878,810
Acquired intangible lease liabilities, net	23,091	123,900	—	(79,835)	(n)	67,156
Derivative liabilities, at fair value	1,798	—	—	—		1,798
Due to related parties	350	901	1,950	(3,201)	(h)	—
Accounts payable and accrued expenses	31,265	53,903	6,134	—		91,302
Operating lease liabilities	22,329	19,088	—	(187)	(o)	41,230
Prepaid rent	28,844	16,531	—	—		45,375
Deferred tax liability	6,395	—	—	—		6,395
Dividends payable	5,139	5,837	—	—		10,976
Total Liabilities	2,646,707	2,870,835	8,084	(326,632)		5,198,994
Commitments and contingencies	—	—	—	—		—
Stockholders’ Equity:
Preferred stock, at par	115	125	—	—	(p)	240
Common stock, at par	2,374	1,345	—	(119)	(q)	3,600
Additional paid-in capital	2,690,375	2,999,565	—	(1,358,664)	(r)	4,331,276
Accumulated other comprehensive income	11,593	—	—	—		11,593
Accumulated deficit	(1,368,678)	(1,565,425)	(5,774)	1,544,199	(s)	(1,395,678)
Total Stockholders’ Equity	1,335,779	1,435,610	(5,774)	185,416		2,951,031
Non-controlling interest	19,390	28,815	—	(46,917)	(t)	1,288
Total Equity	1,355,169	1,464,425	(5,774)	138,499		2,952,319
Total Liabilities and Equity	$4,001,876	$4,335,260	$2,310	$(188,133)		$8,151,313

GLOBAL NET LEASE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2023

(In thousands, except share and per share amounts)

	HISTORICAL GNL	HISTORICAL RTL	HISTORICAL INTERNALIZATION PARTIES	TRANSACTION ACCOUNTING ADJUSTMENTS		PRO FORMA GNL COMBINED
				(Note 5)
Revenue	$190,176	$220,294	$53,455	$(58,888)	(a), (b)	$405,037

Expenses:
Property operating expenses	17,179	51,995	—	(6,018)	(b)	63,156
Operating fees to related parties	20,211	15,928	—	(36,139)	(b)	—
Impairment charges	—	—	—	—		—
Merger, transaction and other costs	6,378	5,496	—	—	(b), (c)	11,874
Settlement costs	15,084	8,800	—	—		23,884
General and administrative	16,343	25,236	14,238	(8,407)	(b), (d)	47,410
Equity-based compensation	5,795	7,086	—	(6,352)	(e)	6,529
Depreciation and amortization	74,326	113,648	—	(34,344)	(f)	153,630
Total expenses	155,316	228,189	14,238	(91,260)		306,483
Operating income before gain (loss) on dispositions of real estate investments	34,860	(7,895)	39,217	32,372		98,554
Gain on dispositions of real estate investments	—	17,263	—	—		17,263
Operating income	34,860	9,368	39,217	32,372		115,817
Other income (expense):
Interest expense	(54,675)	(70,620)	—	(24,216)	(g)	(149,511)
Loss on extinguishment of debt	(404)	—	—	—		(404)
(Loss) gain on derivative instruments	(2,430)	—	—	—		(2,430)
Unrealized income on undesignated foreign currency advances and other hedge ineffectiveness	—	—	—	—		—
Other income	1,716	623	562	(562)	(h)	2,339
Total other expense, net	(55,793)	(69,997)	562	(24,778)		(150,006)
Net income before income tax	(20,933)	(60,629)	39,779	7,594		(34,189)
Income tax expense	(6,215)	—	—	—		(6,215)
Net (loss) income	(27,148)	(60,629)	39,779	7,594		(40,404)
Net loss attributable to non-controlling interest	—	78	—	(57)	(i)	21
Preferred stock dividends	(10,198)	(11,674)	—	—		(21,872)
Net (loss) income attributable to common stockholders	$(37,346)	$(72,225)	$39,779	$7,537		$(62,255)

Basic and Diluted (Loss) Income Per Share:
Net (loss) income per share attributable to common stockholders — Basic and Diluted	$(0.36)					$(0.28)
Weighted average common shares outstanding:
Weighted average common shares outstanding — Basic and Diluted (j)	103,966,910					226,577,523

GLOBAL NET LEASE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

(In thousands, except share and per share amounts)

			CIM TRANSACTION AND FINANCING (see Note 2)
	HISTORICAL GNL	HISTORICAL RTL	HISTORICAL CIM PORTFOLIO	PRO FORMA ADJUSTMENTS	CREDIT FACILITY DRAW	HISTORICAL INTERNALIZATION PARTIES	PRO FORMA ADJUSTMENTS		PRO FORMA GNL COMBINED
							(Note 5)
Revenue	$378,857	$446,438	$32,015	$97	$—	$105,785	$(111,236)	(a), (b)	$851,956

Expenses:
Property operating expenses	32,877	101,558	11,174	—	—	—	(10,369)	(b)	135,240
Operating fees to related parties	40,122	32,026	—	—	—	—	(72,148)	(b)	—
Impairment charges	21,561	97,265	—	—	—	—	—		118,826
Acquisition, transaction and other costs	244	1,221	—	—	—	—	26,613	(b), (c)	28,078
General and administrative expenses	17,737	32,365	—	—	—	30,729	(16,231)	(b), (d)	64,600
Equity-based compensation	12,072	14,433	—	—	—	—	(12,704)	(e)	13,801
Depreciation and amortization	154,026	195,854	—	15,533	—	—	(45,230)	(f)	320,183
Total expenses	278,639	474,722	11,174	15,533	—	30,729	(130,069)		680,728
Operating income before gain (loss) on dispositions of real estate investments	100,218	(28,284)	20,841	(15,436)	—	75,056	18,833		171,228
Gain on dispositions of real estate investments	325	61,368	—	—	—	—	—		61,693
Operating income	100,543	33,084	20,841	(15,436)	—	75,056	18,833		232,921
Other (expenses) income:
Interest expense	(97,510)	(118,925)	—	(7,899)	(4,749)	—	(64,365)	(g)	(293,448)
Loss on extinguishment of debt	(2,040)	—	—	—	—	—	—		(2,040)
(Loss) gain on derivative instruments	18,642	2,250	—	—	—	—	—		20,892
Unrealized income on undesignated foreign currency advances and other hedge ineffectiveness	2,439	—	—	—	—	—	—		2,439
Other income	981	988	112	—	—	1,126	(1,126)	(h)	2,081
Total other expense, net	(77,488)	(115,687)	112	(7,899)	(4,749)	1,126	(65,491)		(270,076)
Net income before income tax	23,055	(82,603)	20,953	(23,335)	(4,749)	76,182	(46,658)		(37,155)
Income tax expense	(11,032)	—	—	—	—	—	—		(11,032)
Net income (loss)	12,023	(82,603)	20,953	(23,335)	(4,749)	76,182	(46,658)		(48,187)
Net loss attributable to non-controlling interest	—	97	—	—	—	—	(72)	(i)	25
Allocation for preferred stock	(20,386)	(23,348)	—	—	—	—	—		(43,734)
Net (loss) income attributable to common stockholders	$(8,363)	$(105,854)	$20,953	$(23,335)	$(4,749)	$76,182	$(46,730)		$(91,896)

Basic and Diluted (Loss) Income Per Share:
Net (loss) income per share attributable to common stockholders — Basic and Diluted	$(0.09)								$(0.42)
Weighted average common shares outstanding:
Weighted average common shares outstanding — Basic and Diluted (j)	103,686,395								226,297,008

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

Note 1 — Description of Transaction

On May 23, 2023, GNL, RTL and REIT Merger Sub entered into a merger agreement that provides for the acquisition of RTL by GNL. Subject to approval of GNL and RTL shareholders and the satisfaction or (to the extent permitted by law) waiver of certain other closing conditions, GNL will acquire RTL through the merger of RTL with and into Merger Sub, and become a wholly-owned subsidiary of GNL. Under the REIT Merger Agreement, the RTL stockholders will receive 0.670 shares of GNL Common Stock, par value $0.01 (the “GNL Common Stock”) for each share of RTL’s Class A Common Stock, par value $0.01. Also under the REIT Merger Agreement, the RTL preferred stockholders will receive equivalent classes of GNL preferred stock equal in all respects to the terms of the respective RTL preferred share classes.

Also on May 23, 2023, GNL, RTL and certain merger subsidiaries also entered into an agreement pursuant to which, and subject to the REIT Merger being completed, GNL will acquire the GNL Advisor, the GNL Property Manager, the RTL Advisor and the RTL Property Manager (the “Internalization Parties”). GNL will acquire the Internalization Parties from Advisor Parent, with (i) cash consideration of $50.0 million and (ii) the issuance of 29,614,825 shares of GNL Common Stock (based on a considered value of $325.0 million divided by the five-day volume-weighted average price of GNL’s Common Stock as of market close on May 11, 2023). As a result of acquiring the Internalization Parties, GNL will no longer be externally managed.

The Internalization Parties will merge with wholly-owned subsidiaries of GNL. Certain of the existing advisory and property management agreements with Advisor Parent will be terminated and GNL will hire its own workforce to perform these functions. GNL is obligated to hire certain of the persons currently employed by the Internalization Parties or their affiliates and must also assume certain employment agreements. GNL will also acquire other assets from the Internalization Parties necessary for its business, such as various licensing agreements, office space, equipment and software. GNL will assume all outstanding debts of RTL other than the RTL Credit Facility, subject to certain lender consents. GNL expects to exercise the accordion feature in its Second Amended and Restated Credit Agreement, dated as of April 8, 2022, by and among GNL OP, as borrower, GNL and the other guarantors party thereto, KeyBank National Association, as agent, and the other lender parties thereto (as amended to date, the “GNL Credit Facility”) to increase the commitments under the GNL Credit Facility by $500.0 million to facilitate the repayment of the RTL Credit Facility and to create additional availability after the Proposed Transactions are completed.

The REIT Merger and the Internalization Merger are conditional upon one another and, accordingly, are considered “related” and treated as a single transaction for accounting and reporting purposes.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

Note 2 — Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with Accounting Standards Codification (ASC) 805, Business Combinations, which requires the determination of the acquiror, the merger date, the fair value of assets and liabilities of the acquiree and the measurement of goodwill. GNL’s management has determined that GNL represents the accounting acquiror in the Proposed Transactions based on an analysis of the criteria outlined in ASC 805 and the facts and circumstances specific to these transactions. As a result, GNL will record the business combination in its financial statements and will apply the acquisition method to account for the acquired assets and liabilities of RTL and the Internalization Parties upon completion of the Proposed Transactions. Applying the acquisition method includes recording the identifiable assets acquired and liabilities assumed at their fair values, and recording goodwill for the excess of the purchase price over the aggregate fair value of the identifiable assets acquired and liabilities assumed in the Proposed Transactions. Additionally, the accompanying unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X.

To prepare the unaudited pro forma condensed combined financial information, GNL adjusted RTL’s and the Internalization Parties’ assets and liabilities to their estimated combined fair values based on preliminary valuation work. As of the date of this Form 8-K filing, GNL has not completed the detailed valuation work necessary to finalize the required estimated fair values and estimated lives of RTL’s and the Internalization Parties’ assets to be acquired and liabilities to be assumed and the related allocation of the purchase price. The final allocation of the purchase price will be determined after the transaction is completed and after completion of an analysis to determine the estimated fair value of RTL’s and Internalization Parties’ assets and liabilities, and associated tax adjustments. Accordingly, the final acquisition accounting adjustments may be materially different from the unaudited pro forma adjustments.

Transactions among and between GNL, RTL and the Internalization Parties, reflecting historical normal course of business during the periods presented in the unaudited pro forma condensed combined financial information, have been eliminated. Also, as of the date of this Form 8-K filing, GNL has not identified all adjustments necessary to conform RTL’s and the Internalization Parties’ accounting policies to GNL’s accounting policies. GNL will conduct a final review of RTL’s and the Internalization Parties’ accounting policies as of the date of the completion of the Proposed Transactions in an effort to determine if differences in accounting policies require adjustment or reclassification of RTL’s and the Internalization Parties’ results of operations or reclassification of assets or liabilities to conform to GNL’s accounting policies and classifications.

The CIM Portfolio Acquisition

RTL acquired 81 properties from certain subsidiaries of CIM Real Estate Finance Trust, Inc. (the “CIM Portfolio”), in seven closings during the year ended December 31, 2022. As a result, the values presented as Historical RTL, in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 do not include the results of operations of the CIM Portfolio from January 1, 2022 through their respective acquisition dates in 2022, prior to the acquisition of the CIM Portfolio by RTL.

Values presented as Historical CIM Portfolio in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 were derived from the historical records of the CIM Portfolio. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022 give effect to RTL’s acquisition of the CIM Portfolio as if that acquisition had occurred on January 1, 2022.

The details of the pro forma effects of RTL’s acquisition of the CIM Portfolio are contained in RTL’s Current Report on Form 8-K filed February 27, 2023.

Adjustments to Historical RTL Balance Sheet

To conform the presentation of RTL’s historical balance sheet as of June 30, 2023 to GNL’s balance sheet presentation, the following adjustments to RTL’s historical balance sheet were made:

•	Reclassification of $9.4 million of RTL’s construction in progress from RTL’s presentation within prepaid expenses and other assets to GNL’s presentation within real estate, at cost.
•	Reclassification of $2.7 million of RTL’s amounts prepaid to related parties from RTL’s presentation within prepaid expenses and other assets to GNL’s presentation within due from related parties.
•	Reclassification of $0.9 million of RTL’s amounts payable to related parties from RTL’s presentation within accounts payable and accrued expenses to GNL’s presentation within due to related parties.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

Note 3 — Consideration Transferred and Purchase Price Allocation

Consideration to be Transferred

The following table presents a preliminary estimate of consideration expected to be transferred to affect the acquisition. The equity compensation portion of the consideration to be transferred was based on the outstanding share or unit count as of June 30, 2023 and the closing price of the relative equity instruments issued as of August 7, 2023. A change of 10% in the closing price per share of GNL’s common stock, RTL’s Series A preferred stock and RTL’s Series C preferred stock would increase or decrease the estimated fair value of share consideration transferred by approximately $162.4 million.

(in thousands)	Notes	Amount	Consideration Type
Fair value of GNL common stock to be issued to holders of RTL common stock (excluding RTL’s restricted shares)	3a	$997,106	GNL common stock
Fair value of GNL common stock to be issued to holders of RTL restricted shares	3b	5,237	GNL common stock
Fair value of GNL common stock to be issued for RTL LTIP Units	3c	31,770	GNL common stock
Fair value of GNL common stock to be issued to Advisor Parent	3d	329,317	GNL common stock
Fair value of GNL Class A Units issued to holder of RTL Class A Units	3a	1,288	GNL Class A Units
Fair value of GNL preferred stock to be issued	3e	259,432	GNL Series D and Series E preferred stock
Total equity consideration		1,624,150
Cash consideration to be paid to Advisor Parent		50,000
Less: cash acquired (including restricted cash), net of RTL’s transaction costs still to be paid as of June 30, 2023 of $11,000 and RTL LTIP catch-up distributions to be paid of $6,525 (see Note 4 (e))		(65,020)
Total consideration expected to be transferred		$1,609,130

(3a)	The following table presents the fair value of GNL Common Stock and GNL Class A Units expected to be issued to holders of RTL common stock and Class A Units:

	RTL Common Stock (1)	RTL Class A Units	Total
Outstanding shares of RTL common stock and Class A Units as of June 30, 2023	133,832,554	172,921	134,005,475
Conversion ratio per REIT Merger Agreement	0.67	0.67	0.67
Total number of shares of GNL common stock and GNL Class A Units expected to be issued	89,667,811	115,857	89,783,668
Closing price of GNL common stock as of August 7, 2023	$11.12	$11.12	$11.12
Fair value of GNL common shares and GNL Class A Units to be issued to holders of RTL common stock and RTL Class A Units (in thousands)	$997,106	$1,288	$998,394

(1)	Excludes RTL’s restricted shares, which are separately included in (3b) below.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

(3b)	The following table presents the fair value of GNL Common Stock expected to be issued to holders of RTL restricted shares:

RTL Restricted Shares
RTL’s unvested restricted shares as of June 30, 2023	702,888
Conversion ratio per REIT Merger Agreement	0.67
Total number of shares of GNL common stock expected to be issued	470,935
Closing price of GNL common stock as of August 7, 2023	$11.12
Fair value of GNL common stock expected to be issued to holders of RTL restricted shares (in thousands)	$5,237

(3c)	The following table presents the fair value of GNL Common Stock expected to be issued for outstanding RTL LTIP units:

RTL LTIP Units
RTL earned LTIP Units as of June 30, 2023	4,264,242
Conversion ratio per REIT Merger Agreement	0.67
Total number of shares of GNL Common Stock expected to be issued	2,857,042
Closing price of GNL Common Stock as of August 7, 2023	$11.12
Fair value of GNL Common Stock expected to be issued for LTIP Units (in thousands)	$31,770

(3d)	The following table presents the fair value of GNL Common Stock expected to be issued to Advisor Parent in connection with the Internalization Merger:

Amount
Considered value per agreement (in thousands)	$325,000
Five-day trailing volume-weighted average price of GNL Common Stock as of May 11, 2023 (rounded)	$10.97
Total number of shares of GNL Common Stock to be issued to Advisor Parent per agreement	29,614,825
Closing price of GNL Common Stock as of August 7, 2023	$11.12
Fair value of GNL Common Stock expected to be issued to Advisor Parent (in thousands)	$329,317

(3e)	The following table presents the fair value of GNL Series D and Series E preferred stock expected to be issued to holders of RTL Series A and Series C preferred stock:

(in thousands, except share counts)	RTL Series A Preferred Stock	RTL Series C Preferred Stock	Total
Outstanding shares as of June 30, 2023	7,933,711	4,595,175	12,528,886
Closing price of RTL preferred stock as of August 7, 2023	$20.78	$20.58
Fair value of GNL preferred stock expected to be issued (in thousands)	$164,863	$94,569	$259,432

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

The following table presents the total number of shares of GNL Common Stock expected to be issued to RTL stockholders and the resulting par value:

Total
Total number of shares of GNL Common Stock expected to be issued to RTL common stockholders	89,667,811
Total number of shares of GNL Common Stock expected to be issued to holders of RTL restricted shares	470,935
Total number of shares of GNL Common Stock expected to be issued to holder of RTL LTIP Units	2,857,042
Total number of shares of GNL Common Stock expected to be issued to Advisor Parent	29,614,825
Subtotal	122,610,613
Par value per share of GNL Common Stock	$0.01
Par value of shares of GNL Common Stock to be issued in the Proposed Transactions (in thousands)	$1,226

Preliminary Purchase Price Allocation

The following table presents a preliminary allocation of the total estimated consideration expected to be transferred, as if the merger had occurred on June 30, 2023:

(in thousands)	As of June 30, 2023
Assets Acquired:
Land	$991,238
Buildings, fixtures and improvements	2,382,354
Total tangible assets	3,373,592
Acquired intangible assets:
In-place leases	590,689
Above-market lease assets	46,425
Total acquired intangible lease assets	637,114
Operating lease right-of-use assets	12,861
Prepaid expenses and other assets	60,437
Goodwill	80,614
Total assets acquired	4,164,618

Liabilities Assumed:
Mortgage notes payable, net	1,418,266
Revolving credit facility	604,000
Senior notes, net	385,000
Acquired intangible lease liabilities	44,065
Accounts payable and accrued expenses	62,888
Operating lease liabilities	18,901
Prepaid rent	16,531
Dividends payable	5,837
Total liabilities assumed	2,555,488

Estimate of consideration expected to be transferred	$1,609,130

The purchase price allocation presented above has not been finalized. The final determination of the allocation of the purchase price will be based on the fair value of the assets acquired and liabilities assumed as of the actual closing date of the Proposed Transactions and will be completed after the Proposed Transactions are consummated. The final determination of these estimated fair values, the assets’ useful lives and the depreciation and amortization methods are dependent upon certain valuations and other analyses that have not yet been completed, and as previously stated could differ materially from the amounts presented in the unaudited pro forma condensed combined financial statements. The final determination will be completed as soon as practicable but no later than one year after the consummation of the Proposed Transactions. Any increase or decrease in the fair value of the net assets acquired, as compared to the information shown herein, could change the portion of the purchase consideration allocable to goodwill and could impact the operating results of the pro forma GNL Combined Company following the Proposed Transactions due to differences in the allocation of the purchase consideration, as well as changes in the depreciation and amortization related to some of the acquired assets.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

Note 4 — Pro Forma Adjustments - Unaudited Condensed Combined Balance Sheet

(a)	To adjust acquired land to an estimate of their fair values, as follows:

As of
(in thousands)	June 30, 2023
Eliminate RTL’s historical land	$(956,506)
Estimated fair value of land acquired	991,238
Total	$34,732

(b)	To adjust acquired buildings, fixtures and improvements to an estimate of their fair values, as follows:

As of
(in thousands)	June 30, 2023
Eliminate RTL’s historical buildings, fixtures and improvements	$(3,378,560)
Estimated fair value of buildings fixtures and improvements acquired	2,382,354
Total	$(996,206)

Depreciation will be computed using the straight-line method over the estimated useful lives of up to 40 years for buildings, 15 years for land and building improvements, five years for fixtures and improvements and the shorter of the useful life or the remaining lease term for tenant improvements and leasehold interests. The estimated fair values and estimated useful lives are preliminary and subject to change until GNL finalizes its valuations.

(c)	To adjust acquired intangible lease assets to an estimate of their fair values, as follows:

As of
(in thousands)	June 30, 2023
Eliminate RTL’s historical acquired intangible lease assets	$(567,722)
Estimated fair value of intangible lease assets acquired	637,114
Total	$69,392

The value of in-place leases, exclusive of the value of above-market and below-market in-place leases, will be amortized to expense over the remaining periods of the respective leases. The estimated fair values and estimated useful lives are preliminary and subject to change once GNL finalizes its valuations.

(d)	To eliminate historical accumulated depreciation and amortization.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

(e)	To record pro forma cash transactions. Both GNL and RTL have accrued/expensed transaction costs associated with the Proposed Transactions as of and for the six month period ended June 30, 2023. The transaction costs adjustments below reflect the accrual of the remaining costs expected to be incurred in the Proposed Transactions.

As of
(in thousands)	June 30, 2023
Cash to be received from draws on GNL Credit Facility	$604,000
Cash to be used to fully repay RTL Credit Facility	(604,000)
Cash to be paid to the Advisor Parent	(50,000)
Total estimated GNL transaction costs to complete the Proposed Transactions	(33,278)
Cash paid by GNL for transaction costs through June 30, 2023	6,278
Total estimated RTL transaction costs to complete the Proposed Transactions	(13,700)
Cash paid by RTL for transaction costs through June 30, 2023	2,700
Cash to be paid for RTL LTIP catch-up distributions	(6,525)
Total	$(94,525)

(f)	To eliminate RTL’s unbilled straight-line rent.

(g)	To adjust operating lease right of use assets to their estimated fair values, as follows:

As of
(in thousands)	June 30, 2023
Eliminate RTL’s historical operating right of use assets	$(17,587)
Estimated fair value of RTL’s operating right of use assets	12,861
Total	$(4,726)

(h)	To net related party payables against related party receivables for the participants in the transaction.

(i)	To record goodwill based on the preliminary estimated fair values RTL’s and the Internalization Parties’ assets to be acquired and liabilities to be assumed and the related allocation of the purchase price, as described in Note 2 — Basis of Presentation. Goodwill is calculated as the difference between the acquisition date fair value of the consideration expected to be transferred and the values assigned to the assets acquired and liabilities assumed. Goodwill is not amortized.

(j)	To eliminate RTL’s deferred financing costs and leasing commissions, net, as follows:

As of
(in thousands)	June 30, 2023
Eliminate RTL’s deferred financing costs, net, related to its Credit Facility	$(7,452)
Eliminate RTL’s leasing commissions, net	(17,598)
Total	$(25,050)

(k)	To adjust assumed mortgage notes payable, net, to their fair values, as follows:

As of
(in thousands)	June 30, 2023
Eliminate RTL’s historical mortgage notes payable (net of $26,685 of deferred financing costs and net discounts of $524)	$(1,553,688)
Gross principal amount of mortgage notes payable assumed from RTL	1,580,897
Estimated market discount on assumed mortgage notes payable	(162,631)
Total	$(135,422)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

(l)	To record pro forma Credit Facility activity, as follows:

As of
(in thousands)	June 30, 2023
Draws on GNL Credit Facility	$604,000
Repayment of RTL Credit Facility	(604,000)
Total	$—

(m)	To adjust assumed senior notes, net to their estimated fair value, as follows:

As of
(in thousands)	June 30, 2023
Eliminate RTL’s historical senior notes (net of $7,013 of deferred financing costs)	$(492,987)
Outstanding principal amount of senior notes assumed from RTL	500,000
Estimated market discount of assumed senior notes	(115,000)
Total	$(107,987)

(n)	To adjust acquired intangible lease liabilities, net, as follows:

As of
(in thousands)	June 30, 2023
Eliminate RTL’s historical acquired intangible lease liabilities, net	$(123,900)
Estimated fair value of RTL’s acquired intangible lease liabilities	44,065
Total	$(79,835)

(o)	To adjust operating lease liabilities as follows:

As of
(in thousands)	June 30, 2023
Remove RTL’s historical operating lease liabilities	$(19,088)
Estimated fair value of RTL’s operating lease liabilities	18,901
Total	$(187)

(p)	To eliminate RTL’s Series A and Series C preferred stock, at par and record the expected issuance of GNL Series D and Series E preferred stock, at par, as follows:

As of
(in thousands)	June 30, 2023
Eliminate RTL’s historical preferred stock, at par	$(125)
Issuance of GNL preferred stock, at par, expected to be issued to RTL preferred stockholders (see Note 3)	125
Total	$—

(q)	To eliminate RTL’s Common Stock, at par and record the expected issuance of GNL Common Stock, at par, as follows:

As of
(in thousands)	June 30, 2023
Eliminate RTL’s historical Common Stock, at par	$(1,345)
Issuance of GNL Common Stock, at par, expected to be issued in the Proposed Transactions (see Note 3)	1,226
Total	$(119)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

(r)	To record the additional paid in capital portion of the expected merger consideration, at fair value less pars, eliminate RTL’s additional paid-in capital and make other adjustments, as follows:

As of
(in thousands)	June 30, 2023
Eliminate RTL’s historical paid-in capital	$(2,999,565)
Fair value of GNL Common Stock expected to be issued to RTL stockholders and Advisor Parent (see Note 3)	1,363,430
Fair value of GNL preferred stock expected to be issued to RTL preferred stockholders (see Note 3)	259,432
Less: par value of GNL Common Stock expected to be issued in the Proposed Transactions (see Note 3)	(1,226)
Less: par value of GNL preferred stock expected to be issued in the Proposed Transactions (see Note 3)	(125)
Eliminate historical non-controlling interest related to GNL LTIP Units	19,390
Total	$(1,358,664)

(s)	To adjust accumulated deficit, as follows:

As of
(in thousands)	June 30, 2023
Eliminate RTL’s historical accumulated deficit	$1,565,425
Eliminate Internalization Parties’ historical retained earnings	5,774
Estimated GNL’s transaction costs to complete the Proposed Transactions	(27,000)
Total	$1,544,199

(t)	To adjust non-controlling interest, as follows:

As of
(in thousands)	June 30, 2023
Eliminate RTL’s non-controlling interest attributable to LTIP Units	$(27,424)
Eliminate RTL’s non-controlling interest attributable to Class A common units	(1,391)
Eliminate GNL’s non-controlling interest attributable to LTIP Units	(19,390)
Estimated fair value of non-controlling interest attributable to Class A common units	1,288
Total	$(46,917)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

Note 5 — Pro Forma Adjustments - Statements of Operations

(a)	The following table represents revenue adjustments to straight-line rent, below-market lease accretion and above-market lease amortization using the most recent data for lease terms, assuming an acquisition date of January 1, 2022. For the purposes of these pro forma financial statements, no assumptions were made for potential lease renewals.

	Six Months Ended	Year Ended
(in thousands)	June 30, 2023	December 31, 2022
Adjustments to straight-line rent	$705	$2,828
Adjustments to below-market lease accretion	(3,690)	(2,424)
Adjustments to above-market lease amortization	(2,448)	(5,855)
Total (decrease)/increase to revenue	$(5,433)	$(5,451)

(b)	The Internalization Parties’ revenue is derived from GNL and RTL. The following information is used to eliminate revenues recognized by the Internalized Parties and the related expenses in the historical periods of each GNL and RTL, as follows:

	Six Months Ended			Year Ended
	June 30, 2023			December 31, 2022
(in thousands)	GNL	RTL	Total	GNL	RTL	Total
Property operating expenses	$—	$(6,018)	$(6,018)	$—	$(10,369)	$(10,369)
Operating fees to related parties	(20,211)	(15,928)	(36,139)	(40,122)	(32,026)	(72,148)
Acquisition, transaction and other costs	—	—	—	—	(387)	(387)
General administrative expenses	—	(8,407)	(8,407)	—	(16,231)	(16,231)
Expenses to be eliminated from GNL and RTL	(20,211)	(30,353)	(50,564)	(40,122)	(59,013)	(99,135)
Capitalized leasing commissions	(846)	(2,045)	(2,891)	(3,809)	(2,841)	(6,650)
Total revenue to be eliminated from the Internalized Parties	$(21,057)	$(32,398)	$(53,455)	$(43,931)	$(61,854)	$(105,785)

Leasing commissions are recognized as revenue by the Internalized Parties upon commissioned leases executions, and are expensed over the respective terms of commissioned leases through depreciation and amortization expense by each GNL and RTL.

(c)	Transaction costs borne by GNL would be expensed in the period of acquisition and are reflected for pro forma purposes as if the transaction occurred on January 1, 2022. Transaction costs borne by RTL and the Internalization Parties would be reflected in the period prior to their acquisition and are excluded from the pro forma condensed combined statement of operations. Some of the GNL expenses have already been reflected in the historical financial information in the six month period ended June 30, 2023. The amounts incurred by RTL and the Internalization Parties in the historical financial statements are not eliminated for pro forma purposes even though they will not be included in the financial statements of the combined company. The adjustment below reflects the accrual of the remaining costs expected to be incurred by GNL in the Proposed transactions as well as certain intercompany expenses. These costs will not affect the Company's income statement beyond 12 months after the acquisition date.

	Six Months Ended	Year Ended
(in thousands)	June 30, 2023	December 31, 2022
Total estimated GNL transaction costs to complete the Proposed Transactions	$—	$33,278
Amounts already recorded in June 30, 2023 historical financial statements	—	(6,278)
Remaining amounts	—	27,000
Elimination of reimbursement of historical acquisition transaction and other costs (see (b) above) - between RTL and the Internalized Parties	—	(387)
Total	$—	$26,613

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

(d)	To adjust general and administrative expenses, as follows:

	Six Months Ended	Year Ended
(in thousands)	June 30, 2023	December 31, 2022
Elimination of internalized general and administrative expenses (see (a) above)	$(8,407)	$(16,231)
Total	$(8,407)	$(16,231)

(e)	To adjust equity-based compensation, as follows:

	Six Months Ended	Year Ended
(in thousands)	June 30, 2023	December 31, 2022
Removal of historical RTL Out Performance Plan charges	$(6,352)	$(12,704)
Total	$(6,352)	$(12,704)

Elimination of historical equity-based compensation expense for the RTL Out Performance Plan charges, which was granted to the Advisor Parent and is part of the overall compensation paid to the Advisor Parent by RTL. These charges will be fully recognized in RTL's financial statements prior to acquisition and will be non-recurring. The GNL Out Performance Plan is not eliminated for pro forma purposes, however, due to the effective termination of the Advisor Parent as a result of the Internalization Merger, the remaining charge will be accelerated but will not be recurring subsequent to the Proposed Transactions. Historical charges for the GNL Out Performance plan were $4.5 million and $9.0 million in the six months ended June 30, 2023 and December 31, 2022, respectively. Equity-based compensation expense attributable to restricted stock awards to officers and directors of GNL and RTL are also not eliminated, as such personnel will continue to be employed and the directors retained. For GNL, historical charges for restricted stock equity-based compensation expenses were $1.6 million and $3.1 million in the six months ended June 30, 2023 and December 31, 2022, respectively. For RTL, historical restricted stock equity-based compensation expenses were $0.7 million and $1.7 million in the six months ended June 30, 2023 and December 31, 2022, respectively.

(f)	To adjust depreciation and amortization expense, as follows:

	Six Months Ended	Year Ended
(in thousands)	June 30, 2023	December 31, 2022
Removal of historical RTL depreciation and amortization expense	$(113,648)	$(195,854)
Removal of CIM Transaction Pro Forma Adjustment (1)	—	(15,533)
Additional depreciation for disposed properties	2,044	11,635
Estimated depreciation expense of acquired tangible real estate assets	36,366	72,733
Estimated amortization of acquired in-place lease assets	40,894	81,789
Total	$(34,344)	$(45,230)

(1)	Represents the removal of the pro forma adjustment for depreciation and amortization expense which was presented in RTL’s Current Report on Form 8-K filed February 27, 2023. See Note 2 — Basis of Presentation for additional information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

(g)	To adjust interest expense, as follows:

	Six Months Ended	Year Ended
(in thousands)	June 30, 2023	December 31, 2022
Removal of historical RTL deferred financing cost amortization	$7,367	$13,101
Removal of historical RTL interest expense attributable to RTL Credit Facility	18,171	16,987
Removal of CIM Financing Credit Facility Draw	—	4,749
Removal of historical RTL premium/discount amortization (net)	800	1,092
Removal of historical RTL interest expense attributable to mortgages repaid with draws from RTL Credit Facility (1)	2,296	4,600
Additional interest expense attributable to GNL Credit Facility draws (including accordion draws) (2)	(21,110)	(42,220)
Amortization of discounts on assumed mortgage notes payable and senior notes from RTL (3)	(31,740)	(62,674)
Total increase to interest expense	$(24,216)	$(64,365)

(1)	Represents the removal of historical partial-period RTL interest expense from mortgage notes repaid with draws from the RTL Credit Facility during the six months ended June 30, 2023. Such mortgages totaled $190.4 million and bore a weighted average annual interest rate of 3.85%.
(2)	Assumes a draw on the GNL Credit Facility of $604.0 million at a weighted-average effective interest rate of 6.99% (as of June 30, 2023). A change to the effective interest rate of 0.125% would increase or decrease the additional interest expense attributable to the GNL Credit Facility draws (including accordion draws) by $0.4 million for the six months ended June 30, 2023, or $0.8 million for the year ended December 31, 2022.
(3)	Additional interest expense as a result of the amortization of market discount on the assumed mortgages and senior notes calculated for the period using the effective interest method over the remaining term as of June 30, 2023.

(h)	To eliminate dividends paid by GNL and RTL to the Internalization Parties, which were recorded as income by the Internalization Parties.

(i)	To adjust net loss attributable to non-controlling interests, as follows:

	Six Months Ended	Year Ended
(in thousands)	June 30, 2023	December 31, 2022
Removal of Historical RTL net loss attributable to non-controlling interests	$(78)	$(97)
Add non-controlling interest adjustment for Class A Units	21	25
Total	$(57)	$(72)

(j)	To adjust the weighted-average GNL common shares outstanding for the periods presented reflecting the shares issued in the total consideration, as follows:

	Six Months Ended	Year Ended
	June 30, 2023	December 31, 2022
Historical weighted-average shares of GNL Common Stock outstanding	103,966,910	103,686,395
Shares of GNL Common Stock expected to be issued to RTL stockholders	89,667,811	89,667,811
Shares of GNL Common Stock expected to be issued to RTL restricted stockholders	470,935	470,935
Shares of GNL Common Stock expected to be issued for earned RTL LTIP Units	2,857,042	2,857,042
Shares of GNL Common Stock expected to be issued to Advisor Parent	29,614,825	29,614,825
Pro forma weighted-average shares of GNL Common Stock outstanding	226,577,523	226,297,008